                                                                    EXHIBIT 10.1
                            DISTRIBUTION AGREEMENT



                                  dated as of


                               ____________, 2000



                                    between



                               FLUOR CORPORATION,

                             a Delaware corporation

                              incorporated in 2000



                                      and



                               FLUOR CORPORATION,
                             a Delaware corporation
                              incorporated in 1978
                      (to be renamed Massey Energy Company
                  on the Distribution Date described herein)

                               TABLE OF CONTENTS
                               -----------------

                                                                    Page
                                                                    ----
ARTICLE I  DEFINITIONS..............................................   2
     Section 1.01.  Definitions.....................................   2
ARTICLE II  THE DISTRIBUTION........................................   6
     Section 2.01.  The Distribution................................   6
     Section 2.02.  Securities Filings..............................   7
ARTICLE III  CROSS INDEMNIFICATION..................................   7
     Section 3.01.  Indemnification by New Fluor....................   7
     Section 3.02.  Indemnification by Massey.......................   8
     Section 3.03.  Overriding Provisions...........................   9
ARTICLE IV  INDEMNIFICATION PROCEDURES..............................   9
     Section 4.01.  Notice and Payment of Claims....................   9
     Section 4.02.  Defense of Third-Party Claims...................  10
     Section 4.03.  Dispute Resolution..............................  10
ARTICLE V  OTHER AGREEMENTS.........................................  11
     Section 5.01.  Asset Transfers.................................  11
     Section 5.02.  Further Assurances and Consents.................  11
     Section 5.03.  No Representation or Warranty...................  12
     Section 5.04.  Registration and Listing........................  12
     Section 5.05.  Conduct of Businesses Pending Distribution......  12
     Section 5.06.  Intercompany Accounts...........................  13
     Section 5.07.  Intellectual Property...........................  13
     Section 5.08.  Insurance.......................................  13

     Section 5.09.  Retained Liabilities............................  14
     Section 5.10.  Composition of Boards...........................  14
     Section 5.11.  Capital Structure...............................  15
ARTICLE VI  INFORMATION AND SERVICES................................  16
     Section 6.01.  Provision of Corporate Records..................  16
     Section 6.02.  Access to Information...........................  16
     Section 6.03.  Production of Witnesses.........................  16
     Section 6.04.  Reimbursement...................................  17
     Section 6.05.  Retention of Records............................  17
     Section 6.06.  Confidentiality.................................  17
     Section 6.07.  Information and Services Relating to Taxes......  17
ARTICLE VII  EMPLOYEE BENEFITS......................................  18
     Section 7.01.  Fluor Employee Benefit Plans....................  18
     Section 7.02.  Massey Employee Benefit Plans...................  18
     Section 7.03.  Fluor Plans - Change of Sponsorship.............  18
     Section 7.04.  Master Trust Changes............................  19
     Section 7.05.  Indemnification by New Fluor....................  19
     Section 7.06.  Indemnification by Massey.......................  20
ARTICLE VIII  INTERCOMPANY AGREEMENTS...............................  21
     Section 8.01.  Termination.....................................  21
ARTICLE IX  TERMINATION; SURVIVAL...................................  21
     Section 9.01.  Termination.....................................  21
     Section 9.02.  Survival........................................  21
ARTICLE X  MISCELLANEOUS............................................  21
     Section 10.01.  Expenses.......................................  21

     Section 10.02.  Notices........................................  22
     Section 10.03.  Amendment and Waiver...........................  23
     Section 10.04.  Counterparts...................................  23
     Section 10.05.  Governing Law..................................  23
     Section 10.06.  Consent to Jurisdiction........................  23
     Section 10.07.  Entire Agreement...............................  23
     Section 10.08.  Parties in Interest............................  23
     Section 10.09.  Attorneys' Fees................................  24

SCHEDULE 1  NEW FLUOR GROUP

SCHEDULE 2  OLD FLUOR/MASSEY GROUP

                             DISTRIBUTION AGREEMENT

          DISTRIBUTION AGREEMENT (the "Agreement") dated as of _________, 2000 between Fluor Corporation, a Delaware corporation, which shall be renamed Massey Energy Company in connection with the transactions contemplated herein (together with its successors and permitted assigns, "Parent"), and Fluor Corporation, a Delaware corporation (together with its successors and permitted assigns, "New Fluor").

                              W I T N E S S E T H
                              -------------------

          WHEREAS, Parent acting through its direct and indirect subsidiaries currently conducts a number of businesses, including, without limitation, (i) provision of engineering, procurement and construction services, outsourcing and asset management solutions and business administration and support services (together with all other businesses now or formerly conducted by Parent and any of its subsidiaries, but excluding the Massey Business as defined below, the "Fluor Business") and (ii) mining, processing, brokering and selling coal (together with all other businesses now or formerly conducted by A.T. Massey Coal Company, Inc. or any of its subsidiaries, including, without limitation, Appalachian Synfuel, LLC, the "Massey Business");

          WHEREAS, the board of directors of Parent has determined that it is in the best interest of Parent's shareholders, as well as of Parent and its businesses, to reorganize Parent by separating from Parent all businesses currently conducted by Parent other than the Massey Business and to cause such businesses to be owned and conducted, directly or indirectly, by New Fluor;

          WHEREAS, in order to effect such separation, the Board of Directors of Parent has determined that it is appropriate, desirable and in the best interests of Parent's shareholders, as well as of Parent and its businesses, for Parent (i) to take certain steps to reorganize Parent's subsidiaries and businesses and (ii) to distribute to the holders of Parent's common stock, par value $0.625 per share all of the outstanding shares of common stock of New Fluor as set forth herein in what the parties intend to be a tax-free distribution pursuant to Section 355 of the Internal Revenue Code;

          WHEREAS, each of Parent and New Fluor has determined that it is necessary and desirable, on or prior to the Distribution Date (as defined herein), to allocate and transfer those assets and allocate and assign responsibility for those liabilities in respect of activities of the businesses of such entities;

          WHEREAS, each of Parent and New Fluor has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such distribution and to set forth other agreements that will govern certain other matters following such distribution; and

          WHEREAS, in connection with such distribution, Parent is concurrently herewith entering into a Tax Sharing Agreement dated as of the date hereof with New Fluor,

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01.  Definitions.  As used herein, the following terms
                         -----------
shall have the following meanings:

          "Affiliate" means, with respect to any person, another person directly or indirectly controlling, controlled by or under common control with such person; provided, however, that for the purposes of this Agreement, no member of
        --------  -------
the Massey Group shall be deemed an Affiliate of any member of the New Fluor Group and vice versa.

          "Agent" means ChaseMellon Shareholder Services, LLC, as distribution agent hereunder.

          "Agreement" is defined in the preamble to this Agreement.

          "Assets" means all assets of any nature whatsoever that would be reflected on a balance sheet of Parent as of the Distribution Date prepared in accordance with generally accepted accounting principles consistently applied and in accordance with existing management practices including, without limitation: all cash equivalents; accounts receivable; notes receivable; contract work in progress (costs and earnings in excess of billings); inventories; pre-paid taxes (current and non-current); property, plant and equipment; pension assets; goodwill (excess of cost over net assets of acquired companies); investments; and other current and non-current assets.

          "Cumulative Cash Flow" is defined in Section 5.11 of this Agreement.

          "Distribution" means the distribution contemplated by Section 2.02 of this Agreement.

          "Distribution Date" means such date as shall be agreed upon by Parent and New Fluor on which the Distribution shall occur.

          "Distribution Record Date" means the date set by the Board of Directors of Parent for the determination of holders of record of Parent Common Stock entitled to participate in the Distribution.

          "DRIH Grid Note" means that certain note defined and described in Paragraph 2 of Schedule 5.06 to this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fluor Business" is defined in the recitals to this Agreement.

          "Fluor Executive Plans" means certain plans, funds and programs maintained by Parent and certain members of the New Fluor Group which are aimed at providing additional compensation, equity participation and other benefits for a select group of highly compensated management, executive employees and non-employee directors.

          "Fluor Master Trust" means the Fluor Corporation and Subsidiary Employees' Master Trust, trusteed by Bankers Trust of California, N.A.

          "Fluor Insurance Policies" means certain insurance policies which provide property, workers compensation and employer liability, professional liability, builders risk, automobile liability, commercial general liability, directors and officers liability, fiduciary and political action committee liability and crime coverage for the benefit of the New Fluor Group and the Parent.

          "Fluor Payroll Practices" means certain plans, funds and programs maintained by Parent and certain members of the New Fluor Group in the nature of payroll practices including, but not limited to, time off with pay, jury duty, family leave and other programs

          "Fluor Pension Benefit Plans" means certain "employee pension benefit plans" maintained by Parent and certain members of the New Fluor Group as defined in Title 29 U.S.C. Section 1002(2)(A).

          "Fluor Plans" means collectively the Fluor Welfare Benefits Plans, the Fluor Pension Benefit Plans, the Fluor Executive Plans and the Fluor Payroll Practices.

          "Fluor Welfare Benefit Plans" means certain "employee welfare benefit plans" maintained by Parent and certain members of the New Fluor Group as defined in Title 29 U.S.C. Section 1002(1).

          "Grid Note" shall mean that note defined and described in paragraph 3 of Schedule 5.06 to this Agreement.

          "Grid Note Accounts" means the Grid Note and the HQ Account existing as of the date hereof between the parties.

          "Group" means either of the New Fluor Group and the Massey Group.

          "HQ Account" shall mean that certain intercompany account defined and described in paragraph 1 of Schedule 5.06 of this Agreement.

          "Indemnified Party" has the meaning ascribed to such term in Section
4.01 of this Agreement.

          "Indemnifying Party" has the meaning ascribed to such term in Section
4.01 of this Agreement.

          "Industry Standards" has the meaning set forth in Section 5.07 below.

          "Liabilities" means all liabilities of any nature whatsoever that would be reflected on a balance sheet of Parent as of the Distribution Date prepared in accordance with generally accepted accounting principles consistently applied and in accordance with existing management practices including, without limitation: all trade accounts and notes payable; short-term debt; advance billings on contracts (billings and earnings in excess of costs); accrued salaries, wages and benefit plans; other accrued liabilities; income taxes payable; deferred taxes; long-term debt (other than the Public Debt); deferred taxes; minority interests and other current and non-current liabilities.

          "Loss" (individually) or "Losses" (collectively) means all losses, damages, injuries, harm, detriment, declines in value, liabilities, exposures, claims, demands, proceedings, settlements, judgments, awards, punitive damage awards, fines, penalties, fees, charges, costs or expenses (including, without limitation, reasonable costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors).

          "Massey" means Parent, as it is renamed Massey Energy Company, following the Distribution.

          "Massey Business" is defined in the recitals to this Agreement.

          "Massey Debt Position" is defined in Section 5.11.

          "Massey Executive Plans" means certain plans, funds and programs maintained by members of the Massey Group which are aimed at providing additional compensation, equity participation and other benefits for a select group of highly compensated management, executive employees and non-employee directors

          "Massey Group" means Massey and its subsidiaries as of the Distribution Date (including, without limitation, the entities listed on Schedule 2 hereto).

          "Massey Indemnified Parties" has the meaning ascribed to such term in
Section 3.01 of this Agreement.

          "Massey Master Trust" means a master trust maintained by Massey Energy Company and Subsidiaries to be created with a reputable and financially sound institutional trustee to receive the assets of the Massey Pension Benefit Plans which are currently held by the Fluor Master Trust.

          "Massey Payroll Practices" means certain plans, funds and programs maintained by members of the Massey Group in the nature of payroll practices including, but not limited to, time off with pay, jury duty, family leave and other programs

          "Massey Pension Benefit Plans" means certain "employee pension benefit plans" maintained by certain members of the Massey Group as defined in Title 29 U.S.C. Section 1002(2)(A).

          "Massey Plans" means collectively the Massey Welfare Benefits Plans, the Massey Pension Benefit Plans, the Massey Executive Plans and the Massey Payroll Practices.

          "Massey Welfare Benefits Plans" means certain "employee welfare benefit plans" maintained by members of the Massey Group as defined in Title 29 U.S.C. Section 1002(1).

          "MPPAA" means the Multi-Employer Pension Plan Amendments Act of 1980, as amended.

          "Net Cash Received" means actual cash received by Parent for whatever purpose in excess of actual cash paid by Parent as evidenced by transactions appropriately recorded in the respective Grid Note Accounts by both the Parent and the Massey Group in accordance with existing cash management practices.

          "Net Cash Paid" means actual cash paid by Parent for whatever purpose in excess of actual cash received by Parent as evidenced by transactions appropriately recorded in the respective Grid Note Accounts by both the Parent and the Massey Group in accordance with existing cash management practices.

          "New Fluor" is defined in the preamble to this Agreement.

          "New Fluor Common Stock" means the shares of common stock, par value $0.01 per share, of New Fluor.

          "New Fluor Group" means New Fluor and its subsidiaries as of the Distribution Date (including, without limitation, the entities listed on Schedule 1 hereto).

          "New Fluor Indemnified Parties" has the meaning ascribed to such term in Section 3.02 of this Agreement.

          "Options" means those certain stock options, in the form of NQSOs, ISOs and SARs granted to officers and other key employees of Fluor pursuant to the Fluor Executive Plans.

          "Parent" is defined in the preamble to this Agreement.

          "Parent Common Stock" means the issued and outstanding shares of common stock, par value $0.625 per share, of Parent.

          "Proxy Statement" means the definitive proxy statement (and any amendments thereof or supplements thereto) to be distributed in connection with Parent's meeting of its stockholders to vote on the transactions contemplated hereby.

          "Public Debt" means the $300 million of outstanding 6.95% Senior Notes of Parent issued on March 7, 1997.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Spinoff Registration Documents" means the registration statement on Form 10, together with all exhibits, amendments and supplements thereto, filed with the SEC for the registration of the New Fluor Common Stock pursuant to the Exchange Act.

          "Tax" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of or related to the foregoing.

          "Tax Sharing Agreement" means the tax sharing agreement between Parent and New Fluor entered into concurrently herewith.

          "Transaction Expenses" are defined in Section 10.01 of this Agreement.

          "Transfer Date" means the date upon which the transfer of the assets of the Massey Plans to be transferred from the Fluor Master Trust occurs as described in Section 7.04 below.

          "Valuation Date" means the date upon which the value of the assets of the Massey Plans to be transferred from the Fluor Master to the Massey Master Trust occurs as described in Section 7.04 below.

                                   ARTICLE II

                                THE DISTRIBUTION

          Section 2.01.  The Distribution.  (a) On the terms and subject to the
                         ----------------
conditions of this Agreement and applicable law, Parent shall distribute to its shareholders of record as of the Distribution Record Date, one share of New Fluor Common Stock for each share of Parent Common Stock held by the shareholders. All such distributed shares of New Fluor Common Stock shall be fully paid, non-assessable and free of preemptive rights.

          (b) On the Distribution Date, Parent will deliver to the Agent a global certificate, representing the aggregate number of shares of New Fluor Common Stock to be distributed to the shareholders of Parent based upon the latest information from Agent. Such certificate shall be registered in the name of the Agent as agent for the shareholders of record of Parent common stock on the Distribution Record Date. As soon as Agent and Parent agree on the final list of shareholders of record as of the Distribution Record Date, Agent will deliver to shareholders stock certificates representing shares of New Fluor Common Stock . Shares represented by the global certificate in excess of the final number of shares to be distributed to shareholders of record will be cancelled.

          Section 2.02.  Securities Filings.  (a) Prior to the Distribution,
                         ------------------
Parent and New Fluor shall file with the SEC the Spinoff Registration Documents to effect the registration of the New Fluor Common Stock pursuant to the Exchange Act. Parent and New Fluor shall use commercially reasonable efforts to cause the Spinoff Registration Documents to be declared effective under the Exchange Act as promptly as practicable.

          (b) Parent and New Fluor shall take all such actions as may be necessary or appropriate under any applicable state securities or blue sky laws to effect the Distribution.

                                  ARTICLE III

                             CROSS INDEMNIFICATION

          Section 3.01.  Indemnification by New Fluor.  Subject to Section
                         ----------------------------
3.03, on and after the Distribution Date, New Fluor shall indemnify and hold harmless the Massey Group and each of its directors, officers and Affiliates (the "Massey Indemnified Parties") from and against:

          (a) all Losses of the Massey Indemnified Parties relating to, arising out of or due to, directly or indirectly, any breach of any provisions of this Agreement by New Fluor.

          (b) all Losses of the Massey Indemnified Parties relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact concerning the New Fluor Group contained in the Spinoff Registration Documents or the Proxy Statement or any omission or alleged omission to state therein a material fact concerning the New Fluor Group required to be stated therein or necessary in order to make the statements therein not misleading.

          (c) all Losses of the Massey Indemnified Parties relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact concerning the New Fluor Group contained in any report of Parent filed prior to the Distribution Date under the Exchange Act, or in any filing made prior to the Distribution Date under the Securities Act by Parent, or the omission or alleged omission to state in any such report or filing a material fact concerning the New Fluor Group required to be stated therein or necessary in order to make the statements therein not misleading.

          (d) all Loss of the Massey Indemnified Parties relating to, arising out of or due to any untrue statement of a material fact concerning the New Fluor Group contained in any report of Massey filed after the Distribution Date under the Exchange Act, or in any filing made after the Distribution Date under the Securities Act by Massey, or the omission or alleged omission to state in any such report or filing a material fact concerning the New Fluor Group required to be stated therein or necessary in order to make the statements therein not misleading;

provided, however, that New Fluor shall be liable in any such case only to the
--------
extent that any such Losses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any such report or filing in reliance upon and in conformity with written information furnished to Massey, its Affiliates or any of their respective representatives by or on behalf of New Fluor, its Affiliates or any of their respective representatives specifically for use in preparing such report or filing by Massey.

          (e) all Losses of the Massey Indemnified Parties relating to, arising out of or due to, directly or indirectly, the Fluor Business, the operations and activities of DRIH Corporation or any other business conducted by the New Fluor Group, whether relating to, arising out of or due to occurrences or conditions prior to, on or after the Distribution Date, including, without limitation, those set forth on Schedule 3.01(d).

          Section 3.02.  Indemnification by Massey.  Subject to Section 3.03,
                         -------------------------
on and after the Distribution Date, Massey shall indemnify and hold harmless the New Fluor Group and each of its directors, officers and Affiliates (the "New Fluor Indemnified Parties") from and against:

          (a) all Losses of the New Fluor Indemnified Parties relating to, arising out of or due to, directly or indirectly, any breach of any provisions of this Agreement by Massey.

          (b) all Losses of the New Fluor Indemnified Parties relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact concerning the Massey Group contained in the Spinoff Registration Documents or the Proxy Statement or any omission or alleged omission to state therein a material fact concerning the Massey Group required to be stated therein or necessary in order to make the statements therein not misleading.

          (c) all Losses of the New Fluor Indemnified Parties relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact concerning the Massey Group contained in any report of New Fluor filed prior to the Distribution Date under the Exchange Act, or in any filing made prior to the Distribution Date under the Securities Act by New Fluor, or the omission or alleged omission to state in any such report or filing a material fact concerning the Massey Group required to be stated therein or necessary in order to make the statements therein not misleading.

          (d) all Loss of the New Fluor Indemnified Parties relating to, arising out of or due to any untrue statement of a material fact concerning the Massey Group contained in any report of New Fluor filed after the Distribution Date under the Exchange Act, or in any filing made after the Distribution Date under the Securities Act by New Fluor, or the omission or alleged omission to state in any such report or filing a material fact concerning the Massey Group required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that Massey shall be liable in any such case only
            --------
to the extent that any such Losses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any such report or filing in reliance upon and in conformity with written information furnished to New Fluor, its Affiliates or any of their respective representatives by or on behalf of Massey, its Affiliates or any of their respective representatives specifically for use in preparing such report or filing by New Fluor.

          (e) All Losses of the New Fluor Indemnified Parties relating to, arising out of or due to, directly or indirectly, the Massey Business or any other business conducted by the Massey Group, whether relating to, arising out of or due to occurrences or conditions prior to, on or after the Distribution Date.

          Section 3.03.  Overriding Provisions.  Notwithstanding anything to
                         ---------------------
the contrary in this Agreement, this Article III and Article VII hereof shall be subject to the following provisions:

          (a) This Article III shall not govern any Tax, and any and all Losses relating to foreign, federal, state and local Taxes, including the payment of Taxes, and all Losses relating to breach of any representation, warranty or covenant under the Tax Sharing Agreement, shall be exclusively governed by the Tax Sharing Agreement.

          (b) Except as otherwise expressly set forth below, this Article III shall not govern any employee benefits matters, or any and all Losses relating to the establishment, maintenance and administration of employee benefit plans and programs, which shall be exclusively governed by the provisions of Article VII hereof.

          (c) The indemnification provisions of this Article III and Article VII hereof shall not inure to the benefit of any third party or parties other than the directors, officers and Affiliates of a Group as expressly provided in Sections 3.01, 3.02, 7.05 and 7.06. By way of illustration only, an insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions. Accordingly, any indemnification shall be paid net of the amount of any insurance paid to the indemnified party.

          (d) In the case of any Loss with respect to which an indemnification payment is required under this Article III or Article VII hereof (an "Indemnification Payment"), the amount of such Indemnification Payment shall be adjusted in accordance with the applicable provisions of the Tax Sharing Agreement.


                                   ARTICLE IV

                           INDEMNIFICATION PROCEDURES

          Section 4.01.  Notice and Payment of Claims.  If either Group (the
                         ----------------------------
"Indemnified Party") determines that it is or may be entitled to indemnification by the other Group (the "Indemnifying Party") under Article III or Article VII hereof, the Indemnified Party shall promptly deliver to the Indemnifying Party a written notice and demand therefor, specifying, to the extent reasonably practicable, the basis for its claim for indemnification, the nature of the claim and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Unless such claim is subject to the provisions of
Section 4.02 below, the

Indemnifying Party shall pay the Indemnified Party the amount set forth in such notice, in cash or other immediately available funds, within thirty (30) days after receipt of such notice. However, the Indemnifying Party may object to the claim for indemnification set forth in such notice; provided, however, that if
                                                    --------  -------
the Indemnifying Party does not give the Indemnified Party written notice setting forth its objection to such claim and the grounds therefor within the same thirty (30) day period, the Indemnifying Party shall be deemed to have acknowledged its liability for the amount of such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. Any such objection to a claim for indemnification shall be resolved in accordance with Section 4.03.

          Section 4.02.  Defense of Third-Party Claims.  If the Indemnified
                         -----------------------------
Party's claim for indemnification is based on a claim, demand, action or proceeding, judicial or otherwise, brought by a third party, within the thirty
(30) day period referred to in Section 4.01 above, (a) the Indemnified Party may, by giving written notice thereof to the Indemnifying Party, require the Indemnifying Party to assume, or (b) the Indemnifying Party may at its option and by giving written notice thereof to the Indemnified Party elect to assume, the defense of such third-party claim at its sole cost and expense. Any such contest shall be conducted by attorneys employed by the Indemnifying Party, but the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. If the Indemnifying Party assumes the defense of any such third-party claim, the Indemnifying Party may settle or compromise the claim without prior written consent of the Indemnified Party so long as such settlement does not impose any obligation or restriction of any nature on the Indemnified Party. The Indemnifying Party shall pay to the Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified within fifteen (15) days after the settlement or compromise of such third-party claim or the final unappealable judgment of a court of competent jurisdiction. If the Indemnified Party does not require the Indemnifying Party, and the Indemnifying Party does not elect, to assume the defense of any such third-party claim, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party.

          Section 4.03.  Dispute Resolution.  In an effort to resolve
                         ------------------
informally and amicably any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, each party shall notify the other party to the dispute in writing of any difference or dispute hereunder that requires resolution. Each party in dispute shall designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within thirty (30) days after such notification, the matter shall be submitted to a senior officer of each such party for consideration. If settlement cannot be reached through their efforts within an additional thirty (30) days, or such longer time period as they shall agree upon, such parties shall consider arbitration or other alternative means to resolve the dispute. If they are unable to agree to an alternative dispute resolution mechanism, either party may initiate legal proceedings to resolve such matter.

                                   ARTICLE V

                                OTHER AGREEMENTS

          Section 5.01.  Asset Transfers.  (a)  Prior to the Distribution Date,
                         ---------------
Parent shall transfer, assign and convey any and all rights and/or obligations it may have to New Fluor with respect to (a) all Parent Assets and Parent Liabilities except (i) Parent's investments in any Massey Group entity, (ii) all intercompany accounts described in Section 5.06 to be retained by Parent, (iii) all historical equity accounts of Parent, (iv) the Massey Group's share of all assets and liabilities under any Fluor Plans as described and allocated in accordance with Section 7.03; (b) all intellectual property rights of Parent as described in Section 5.07; (c) all investments in any subsidiary or affiliate which are part of the New Fluor Group; (d) all liabilities arising primarily from the Fluor Business or DRIH Corporation, whether fixed, contingent or otherwise (other than the DRIH Grid Note); and (e) all other assets not otherwise used primarily in the conduct of the Massey Business including, without in any way limiting the preceding, those assets to be assigned to New Fluor as described in Paragraph B of Schedule 5.01. In addition, prior to the Distribution Date, Fluor Enterprises, Inc. (a New Fluor subsidiary) shall transfer, convey and assign to a Massey Group subsidiary (to be designated) those assets described in Paragraph A of Schedule 5.01. The parties acknowledge and agree that the transfers set forth herein shall be completed prior to the Distribution Date or as soon as reasonably practicable following the Distribution.

          (b) To the extent that a Group owns any other asset which is used primarily in the business conducted by the other Group, the first-mentioned Group shall use its commercially reasonable efforts, subject to receipt of any necessary consents of third parties, to cause such asset to be conveyed, assigned and transferred to such other Group.

          (c) If any transfer contemplated by subsection (a) shall not have been consummated prior to the Distribution Date, the parties shall cooperate to effect such transfer as promptly thereafter as shall be reasonably practicable, it nonetheless being agreed and understood that no party shall be liable to any other party for any delay in making any transfer contemplated by this Section. Notwithstanding the provisions of Article III, upon such transfer, the transferee of any such asset shall assume any liability (other than any liability relating to any Tax, which liabilities are exclusively governed by the Tax Sharing Agreement) relating to such asset and shall indemnify and hold harmless the transferor and its directors, officers and Affiliates against all claims relating thereto. The cost (other than any cost relating to any Tax, which costs are exclusively governed by the Tax Sharing Agreement) of effecting any such transfer of assets and assumption of related liabilities shall be borne by the person to whom such asset is transferred.

          Section 5.02.  Further Assurances and Consents.  (a) Each of the
                         -------------------------------
parties hereto will execute and deliver such further instruments of conveyance and assignment and will take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

          (b) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using commercially reasonable efforts to obtain any consents and approvals and to make the filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided, however, that no party hereto shall be obligated to
                --------  -------
pay any consideration therefor (except for filing fees and other administrative charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of such action or such omission would be unreasonably burdensome to the party, its Group or its Group's business.

          Section 5.03.  No Representation or Warranty.  The parties hereto
                         -----------------------------
understand and agree that no party is representing or warranting in any way (i) as to the nature or value of, freedom from encumbrance or fitness for purpose of, or as to any other matter concerning, any assets or liabilities referred to in Section 5.01 (it being agreed and understood that all such assets are being transferred "as is, where is"), (ii) as to the legal sufficiency of any conveyance or assignment contemplated by Sections 5.01 and 5.02 (iii) as to the execution, delivery and filing of the instruments pertaining thereto or (iv) as to the obtaining of any consents or approvals, the making of any filings or applications or the compliance with the requirements of any applicable laws or judgments necessary to comply with Sections 5.01 and 5.02.

          Section 5.04.  Registration and Listing.  (a) Each party shall
                         ------------------------
cooperate in the preparation of the Spinoff Registration Documents and the Proxy Statement and any amendments or supplements thereto. The parties shall use commercially reasonable efforts to cause the New Fluor Common Stock to be distributed hereunder to be registered pursuant to the Exchange Act and thereafter to effect the Distribution in accordance with the terms of this Agreement, including, without limitation, by preparing and filing the Spinoff Registration Documents under the Exchange Act covering the New Fluor Common Stock and using commercially reasonable efforts to cause the Spinoff Registration Documents to be declared and remain effective.

          (b) The parties shall cooperate in preparing and filing with the SEC and causing to become and remain effective any registration statements, and any amendments or supplements thereto, which are appropriate to reflect the establishment of, or amendment to, any employee benefit and other plan contemplated by Article VII hereof.

          (c) The parties shall take all such commercially reasonable actions as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

          (d) The parties shall take all such commercially reasonable actions to prepare, and shall file and pursue, applications to permit listing of the new Fluor Common Stock and Massey Common Stock on the New York Stock Exchange.

          Section 5.05.  Conduct of Businesses Pending Distribution.  (a) The
                         ------------------------------------------
parties agree that from the date hereof until the Distribution Date, except as otherwise contemplated by this

Agreement, they will use commercially reasonable efforts to cause the businesses of New Fluor and Parent to be conducted diligently in the ordinary course and substantially in the same manner as heretofore conducted and to preserve intact the business organization and goodwill of each such business; provided, however,
                                                              --------
that notwithstanding the foregoing, (i) Parent shall, at New Fluor's request,
(A) authorize one or more contributions from Parent to New Fluor on the Distribution Date, in the form of cash, securities and/or property, in such amount and on such terms and subject to such conditions as the board of directors of Parent may determine, (B) determine Cumulative Cash Flow in order to determine the final level of Massey Debt Position (as defined below) in accordance with Section 5.11, and (C) enter into commercial paper or other financing arrangements to pay such contributions and for other purposes and (ii) New Fluor shall adopt a charter and by-laws reasonably satisfactory to New Fluor and Parent, for approval by Parent as sole stockholder of New Fluor.

          (b) The parties agree that on or before the Distribution Date, Parent shall settle and terminate that certain Forward Equity Acquisition Transaction between Parent and Citibank, N.A. dated as of October 30, 1998 for the purchase of 1,850,000 shares of Parent common stock.

          (c) Prior to the Distribution Date, the Massey Group shall not, without the prior consent in writing of Parent, make any public announcement or issue any press release with respect to the Distribution or with respect to any material event, and, subject to Article IX, each Group shall use commercially reasonable efforts not to take any action which may prejudice or delay the consummation of the Distribution.

          Section 5.06.  Intercompany Accounts.  All intercompany accounts,
                         ---------------------
receivables and payables between the parties hereto shall be settled and resolved in accordance with the provisions of Schedule 5.06 attached hereto, except those related to Appalachian Synfuel, LLC which shall be addressed in the agreement transferring ownership to the Massey Group.

          Section 5.07.  Intellectual Property.  On or prior to the
                         ---------------------
Distribution Date, Parent shall transfer to New Fluor all intellectual property held by Parent, other than intellectual property that relates to the Massey Business, including, without limitation, the intellectual property listed on
Schedule 5.07.

          Section 5.08.  Insurance. With respect to the Fluor Insurance
                         ---------
Policies currently maintained by Parent, Parent shall continue to maintain the status of the members of the Massey Group as "insureds" under the layers of the combined aggregate protection portion of the Fluor Insurance Policies up to the Distribution Date, and Parent and New Fluor will take such action as is necessary and appropriate to cause, effective as of the Distribution Date: (a) New Fluor (and with respect to directors and officers liability insurance, the directors and officers of New Fluor) to become the sole "named insured" on each of the Fluor Insurance Policies whose policy term shall not have expired prior to the Distribution Date and the transfer by Parent to New Fluor of all assets and liabilities related to the Fluor Insurance Policies; (b) the termination of the excess coverage of all members of the Massey Group under the Fluor Insurance Policies and the discontinuation of all members of the Massey Group as an "insured" under any of the Fluor Insurance Policies; (c) to provide Parent with additional insured status under the combined aggregate protection portions of its coverage with respect to claims (other than those arising from the Massey Business) for occurrences arising before the Distribution Date; and
(d) to provide the directors and officers of Parent with additional insured status under the directors and officers policy of Parent with respect to claims for occurrences arising on or before the Distribution Date. Notwithstanding the foregoing, with respect to aircraft liability coverage currently being maintained by Parent (ACE; Policy No. S00387149) (the "Aircraft Policy"), Parent agrees that it shall use commercially reasonable efforts to permit the assignment of such Aircraft Policy to the Massey Group, such assignment to occur, if at all, concurrently with the Distribution Date. On and after the Distribution Date, New Fluor shall refrain from taking any action which adversely impacts the coverage of the Massey Group for claims based upon their status as an "insured" up to the Distribution Date. Parent represents and warrants that it has provided notice to the primary layer of its combined aggregate protection policy concerning the coal slurry release, Martin County, Kentucky, which commenced on or about October 11, 2000. After the Distribution Date, New Fluor shall not take any action to cancel, amend or modify, or cause to be cancelled, amended or modified, the insurance coverage to be provided to the Massey Group under the Fluor Insurance Policies up to the Distribution Date.

          From and after the Distribution Date, New Fluor shall cause the New Fluor Group to maintain, and Massey shall cause the Massey Group to maintain, with financially sound and reputable insurance companies, property damage, commercial general liability, professional liability and directors and officer's liability insurance in at least such amounts and against such risks as are usually insured against by companies of established repute engaged in the same or similar business as the New Fluor Group or Massey Group, as applicable, and owning similar assets ("Industry Standards"), except where such risks are covered by self-insurance so long as the amount of such self-insurance and the risks covered thereby are consistent with Industry Standards. Each party will promptly furnish the other, subject to appropriate confidentiality protection, such information as to insurance carried or self-insurance maintained as may be reasonably requested in writing by such party.

          Parent hereby represents and warrants, on behalf of and with respect to the Massey Group, and New Fluor hereby represents and warrants on behalf of and with respect to the New Fluor Group, that except as previously disclosed in writing to the other party, there are no outstanding claims or notices, or, to its best knowledge, facts and circumstances which could reasonably be expected to result in a claim or notice, under any of the combined aggregate protection portions of the Fluor Insurance Policies.

          Section 5.09.  Retained Liabilities.  Without limiting any other
                         --------------------
provision of this Agreement, the Massey Group acknowledges that the obligations and liabilities set forth on Schedule 5.09, and to the extent applicable, the Massey Group agrees to honor and properly discharge all such obligations and liabilities following the Distribution Date. Notwithstanding anything to the contrary contained herein, the New Fluor indemnity provisions described in
Section 3.01 of this Agreement shall not apply to the extent that the Massey Indemnified Parties are the cause, either directly or indirectly, of any matter, activity or omission resulting in Losses due to breach of the obligations and liabilities set forth in Schedule 5.09.

          Section 5.10.  Composition of Boards.  The initial members of the
                         ---------------------
boards of directors of Massey and New Fluor following the Distribution shall be as set forth on Schedule 5.10.

          Section 5.11.  Capital Structure.  Parent will retain the Public
                         -----------------
Debt, will incur additional borrowing in the commercial paper market and will enter into a new bank credit facility to support its commercial paper program. The Massey Group's debt position as of the Distribution Date, composed of the Public Debt and commercial paper, will be $530 million (the "Massey Debt Position"), adjusted as follows: (i) If for the period beginning August 1, 2000 and ending on the Distribution Date, the Cumulative Cash Flow of A.T. Massey Coal Company, Inc. and its subsidiaries is positive, then the Massey Debt Position will be decreased by such amount unless the Massey Group retains such excess cash in its cash accounts in accordance with the provisions hereof and
(ii) if such Cumulative Cash Flow for such period is negative, then the Massey Debt Position will be increased by such amount. For purposes of this Section 5.11, the term "Cumulative Cash Flow" shall be determined as follows:

          (a) if on the Distribution Date, the net cumulative cash transactions reflected through the Grid Note results in Net Cash Received by Parent from the Massey Group, such amount shall be deducted from the Massey Debt Position;

          (b) if on the Distribution Date, the net cumulative cash transactions reflected through the Grid Note results in Net Cash Paid by the Parent to the Massey Group, such amount shall be added to the Massey Debt Position.

          (c) Notwithstanding the preceding, interest on the Grid Note, and the purchase or redemption price paid along with related settlement costs associated with the transfer of interests of Appalachian Synfuel, LLC, as described in
Schedule 5.01, shall be excluded from the determination of Cumulative Cash Flow.

          (d) Attached hereto as Schedule 5.11 solely for explanatory purposes is a pro forma statement demonstrating how Cumulative Cash Flow would be calculated using sample numbers and reflecting the amount of commercial paper or other borrowings that would be deliverable from Parent to New Fluor in the form of contributions but whose repayment responsibility shall be retained by the Massey Group following the closing of the Distribution, such contributions to occur in accordance with Section 5.05.

          Section 5.12  Additional Settlement Matters.  The following additional
                        -----------------------------
costs, expenses and matters shall be settled as follows, and shall not impact the determination of Cumulative Cash Flow:

          (a) Transaction Expenses shall be determined in accordance with
Section 10.01.

          (b) With respect to the Public Debt, the next interest payment thereunder is due on March 1, 2001. New Fluor shall be responsible for its share of interest payments due on the Public Debt between the last date interest was paid on the Public Debt, September 1, 2000 through and including the Distribution Date (the "New Fluor Share"). Massey shall be responsible for interest payments due on the Public Debt following the Distribution Date and thereafter. Massey will be responsible for the interest payment due on the Public Debt on March 1, 2001, provided New Fluor shall reimburse Massey for the New Fluor Share. New Fluor shall pay the New Fluor Share within 10 days following receipt of an invoice therefor from Massey, such invoice not due and payable earlier than February 28, 2001.

          (c) To the extent that the Massey Group had any cash balances as of July 31, 2000, such balances shall be retained by Massey following the Distribution and shall not impact the determination of Cumulative Cash Flow.

          (d) As a further settlement matter, within five (5) days following the Distribution Date, New Fluor shall deliver to the Massey Group the sum of $2,000,000.

          Section 5.13.  Cooperation with SEC Filings.  Each party shall
                         ----------------------------
cooperate in providing to the other party information as may be reasonably requested in order to comply with applicable filing requirements under the Securities Act or the Exchange Act. The party providing such information shall ensure that such information is correct and complete in all material respects.

          Section 5.14  Agreement to Close Books.  The Massey Group agrees that
                        ------------------------
it shall close its financial books and records on the Distribution Date, and within fifteen (15) days thereafter report to New Fluor the financial statements for the Massey Group from the day after the last day of the last financial reporting period through the Distribution Date, such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied and in accordance with existing management practices.
Such financial statement shall be subject to audit by Ernst & Young.

                                   ARTICLE VI


                            INFORMATION AND SERVICES

          Section 6.01.  Provision of Corporate Records.  Each Group shall
                         ------------------------------
arrange as soon as reasonably practicable following the Distribution Date for the provision to the other Group of existing corporate governance documents (e.g. minute books, stock registers, stock certificates, documents of title, etc.) in its possession, if any, relating to such other Group or its business and affairs.

          Section 6.02.  Access to Information.  From and after the
                         ---------------------
Distribution Date, each Group shall afford the other Group and its accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contacts, instruments, computer data and other data and information in such Group's possession relating to the business and affairs of the other Group, insofar as such access is reasonably required by the other Group including, without limitation, for audit, accounting, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

          Section 6.03.  Production of Witnesses.  Each Group shall use
                         -----------------------
reasonable efforts to make available to the other Group, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

          Section 6.04.  Reimbursement.  A Group providing information or
                         -------------
witnesses under this Article VI to the other Group shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for all costs and expenses (including the allocable portion of any overhead expenses attributable thereto) as may be reasonably incurred in providing such information or witnesses.

          Section 6.05.  Retention of Records.  Except as otherwise required by
                         --------------------
law or agreed to in writing, each party shall, and shall cause the members of its Group to, retain all information relating to the other Group's business in accordance with the record retention policies of such party as may be in effect from time to time. Notwithstanding the foregoing, any party may destroy or otherwise dispose of any information at any time, provided that, prior to such destruction or disposal, (i) such party shall provide no less than 90 days prior written notice to the other party, specifying the information proposed to be destroyed or disposed of and (ii) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

          Section 6.06.  Confidentiality.  Each party shall hold and shall
                         ---------------
cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other party hereto furnished it by such other party or its representatives pursuant to this Agreement or otherwise (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section 6.06. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

          Section 6.07.  Information and Services Relating to Taxes.  The
                         ------------------------------------------
provisions of Sections 6.02, 6.04 and 6.05 hereof shall not apply to the extent any matter addressed therein is addressed by any provision of the Tax Sharing Agreement, and such provision of the Tax Sharing Agreement shall govern such matters exclusively for all purposes.

                                  ARTICLE VII

                               EMPLOYEE BENEFITS

          Section 7.01.  Fluor Employee Benefit Plans.  Schedule 7.01 attached
                         ----------------------------
contains a complete listing of the Fluor Welfare Benefit Plans, Fluor Pension Benefit Plans, Fluor Executive Plans and Fluor Payroll Practices.

          Section 7.02.  Massey Employee Benefit Plans.  Schedule 7.02 attached
                         -----------------------------
contains a complete listing of the Massey Welfare Benefit Plans, Massey Pension Benefit Plans, Massey Executive Plans and Massey Payroll Practices.

          Section 7.03(a).  Fluor Plans - Change of Sponsorship.  On and after
                            -----------------------------------
the Distribution Date, the sponsorship of all Fluor Welfare Benefit Plans and all Fluor Pension Benefit Plans which are currently sponsored by Parent shall be transferred from Parent to New Fluor, such change in sponsorship to include a full transfer of all Plan assets and liabilities including any plan underfunding or overfunding and such change in sponsorship shall be reflected by corporate resolutions, amendments to such plans where appropriate and changes to any required filings with any governmental agency reflecting New Fluor as plan sponsor. With regard to the Fluor Executive Plans, those Fluor Executive Plans listed on Schedule 7.03(a)(i), together with all related assets and liabilities, will be assigned from Parent to New Fluor. Those Fluor Executive Plans listed on Schedule 7.03(a)(ii), which include Parent stock as a form of benefit, will remain with the Parent. Those Fluor Executive Plans listed on Schedule 7.03(a)(iii) which cover executives of both the New Fluor Group and the Massey Group will be partitioned into two plans, with the assets and liabilities attributable to current and former Fluor executives being transferred to New Fluor and the assets and liabilities attributable to current and former Massey Group executives remaining with the Parent. The grantor trust established by Parent and any insurance policy(ies) funded by Parent to provide for payment of benefits to current or former Parent executives shall be transferred to New Fluor. Any insurance policy(ies) funded by Parent or any of its subsidiaries to provide for payment of benefits to current or former Massey Group executives shall be retained by Parent. The indemnification provisions set forth in Sections 7.05 and 7.06 shall apply to the Fluor Plans whether such Fluor Plans are assigned to New Fluor or remain with the Parent.

          (b) Except as provided otherwise in Section 10.01(b), any stock options on Parent stock held by persons currently or formerly employed by the Massey Group shall remain subject to the applicable plan under which such options were granted, and shall be adjusted in a manner consistent with FASB Emerging Issues Task Force Issue 90-9 to constitute solely options for Parent's Common Stock. Stock options to Parent stock held by persons currently or formerly employed by the New Fluor Group shall be assumed by New Fluor and shall be adjusted in a manner consistent with FASB Emerging Issues Task Force Issue 90-9 to constitute solely options for New Fluor Common Stock, and New Fluor shall adopt the Fluor 2000 Executive Incentive Performance Plan to provide options in new Fluor Common Stock. Except as otherwise provided in Section 10.01(b), any unvested restricted stock, stock appreciation rights, phantom stock, shadow stock, and other forms of equity-based compensation held by a current or former employee of Parent shall be adjusted in the same manner described in the preceding two sentences.

          (c) Parent held restricted stock and restricted units by non-employee directors of Parent who are directors of New Fluor on the Distribution Date, but who are no longer directors of Parent immediately following the Distribution Date, shall be assumed by New Fluor and shall be adjusted in a manner consistent with FASB Emerging Issues Task Force Issue 90-9 to constitute solely restricted stock and restricted units for New Fluor Common Stock, and New Fluor shall adopt the Fluor Stock Plan for Non-Employee Directors. Parent restricted stock and restricted units held by non-employee directors who are directors of both Parent and New Fluor immediately following the Distribution Date shall be adjusted in a manner consistent with FASB Emerging Issues Task Force Issue 90-9 so that a director has a corresponding number of shares of Parent restricted stock and New Fluor restricted stock and a corresponding number of share equivalents of Parent restricted units and New Fluor restricted units.

          (d) Prior to the Distribution Date, Parent shall cause New Fluor to adopt the Fluor 2000 Executive Incentive Performance Plan and the Fluor Stock Plan for Non-Employee Directors, and Parent shall approve such plans as sole stockholder of New Fluor.

          Section 7.04.  Master Trust Changes.  Schedule 7.04(a) lists the
                         --------------------
Fluor Pension Benefit Plans and the Massey Pension Benefit Plans (the "Massey Defined Benefit Plans") whose assets constitute the corpus of the Fluor Master Trust. It is the intention of Parent and New Fluor to continue to maintain such qualified plans after the Distribution Date although this representation shall not bind either Parent or New Fluor with respect to the continuation of any such plans subsequent to the Distribution Date. Not later than the Distribution Date, the Massey Group shall establish the Massey Master Trust. The assets of the Massey Defined Benefit Plans to be transferred from the Fluor Master Trust to the Massey Master Trust shall be determined in accordance with and based upon the current asset allocation and the valuation policies and practices currently being used by the Fluor Master Trust, with the value being determined as of the end of the month immediately preceding or coinciding with the Distribution Date. To the extent reasonably practicable, the assets shall be transferred in kind and the transfer shall be completed within sixty (60) days following the Distribution Date. Any increase or decrease during the period between the Valuation Date and the Transfer Date in the value of the assets to be transferred as described above, including any income or loss derived from such assets during such period, shall be for the account of the Massey Master Trust. New Fluor and Parent shall each use diligent efforts to cause the transfers contemplated above to be accomplished on an expeditious basis. On and after the Distribution Date, Parent shall cease to be the grantor of the Fluor Master Trust and New Fluor shall be substituted in its place in accordance with the terms of the Fluor Master Trust.

          Section 7.05.  Indemnification by New Fluor.  New Fluor shall
                         ----------------------------
indemnify and hold harmless the Massey Indemnified Parties from and against:

          (a) All Losses relating to, or arising out of, or due to, directly or indirectly, (i) the management or investment of assets of any of the Fluor Plans with respect to all periods prior to and after the Distribution Date; excluding losses relating to the management or investment, after the Distribution Date, of assets relating to Massey Group participants or beneficiaries or (ii) claims by Massey Group participants or beneficiaries regarding the management or investment of the Massey Defined Benefit Plans prior to the Transfer Date for the period of time in which such plans were part of the Fluor Master Trust.

          (b) All Losses from assessments, fines or penalties imposed with respect to any of the Fluor Plans, by any governmental agency, federal or state, with jurisdiction in the premises with respect to all periods prior to and after the Distribution Date; excluding Losses arising from the administration of such Fluor Plans by or on behalf of the Massey Group following the Distribution Date.

          (c) All Losses relating to or arising out of any claims of whatever nature made by or on behalf of New Fluor Group participants or beneficiaries in any of the Plans, including but not limited to, claims under applicable federal or state law with respect to all periods prior to and after the Distribution Date.

          (d) All Losses which may be incurred with respect to Fluor Pension Benefit Plans with respect to all periods prior to and after the Distribution Date as a result of any withdrawal or any other liability under ERISA and/or Losses which may be incurred with respect to multi-employer plans contributed to by the New Fluor Group or, prior to the Distribution Date contributed to by Parent, under the MPPAA.

          Section 7.06.  Indemnification by Massey.   Massey shall indemnify
                         -------------------------
and hold harmless the New Fluor Indemnified Parties from and against:

          (a) All Losses relating to, or arising out of, or due to, directly or indirectly, (i) the management or investment of assets of any of the Massey Plans with respect to all periods prior to and after the Distribution Date (other than the Massey Defined Benefit Plans with respect to periods prior to the Transfer Date for the period in which they were part of the Fluor Master Trust), or (ii) the management and investment, after the Distribution Date of Fluor Plan assets held by the Massey Group that are attributable to Massey Group participants and beneficiaries.

          (b) All Losses from assessments, fines or penalties imposed, with respect to any of the Massey Plans with respect to all periods prior to and after the Distribution Date or imposed after the Distribution Date with respect to the Fluor Plans, or any portions thereof, which are administered by or on behalf of the Massey Group on and after the Distribution Date and which are based upon acts, errors or omissions of the Massey Group.

          (c) All Losses relating to or arising out of any claims of whatever nature, including but not limited to, claims under applicable federal or state law, made by or on behalf of participants or beneficiaries in any of the Massey Plans with respect to all periods prior to and after the Distribution Date, or any claims made by or on behalf of Massey Group Participants in any of the Fluor Plans, which are administered by or on behalf of the Massey Group after the Distribution Date and which Losses are based on acts, errors or omissions occurring after the Distribution Date.

          (d) All Losses which may be incurred with respect to any Massey Pension Benefit Plan with respect to all periods prior to and after the Distribution Date as a result of any withdrawal or any other potential liability under ERISA and/or, with respect to multi-employer plans contributed to by the Massey Group (excluding Parent) or after the Distribution Date, contributed to by Parent under the MPPAA.

                                  ARTICLE VIII

                            INTERCOMPANY AGREEMENTS

          Section 8.01.  Termination.  Without prejudice to any claims
                         -----------
thereunder based upon occurrences prior to the Distribution Date or any confidentiality obligations thereunder, Parent and New Fluor hereby agree that each the agreements described in Schedule 8.01 will, effective as of the Distribution Date, be terminated and of no effect thereafter (it being acknowledged by Parent and New Fluor that, except as specified herein and as may have been entered into in the ordinary course of business, there are no other material agreements between Parent and New Fluor).

                                   ARTICLE IX

                             TERMINATION; SURVIVAL

          Section 9.01.  Termination.  This Agreement may be terminated at any
                         -----------
time prior to the Distribution upon a resolution to such effect passed by the board of directors of Parent.

          Section 9.02.  Survival.  The respective obligations of the parties
                         --------
hereto shall survive the Distribution Date.

                                   ARTICLE X

                                 MISCELLANEOUS

          Section 10.01.  Expenses.  Except as otherwise specifically set forth
                          --------
below, all costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and with the consummation of the transactions contemplated hereby (collectively, the "Transaction Expenses") are described on and shall be borne in accordance with Schedule 10.01 to this Agreement.

          (a) Within ten (10) days following the Distribution, and as more particularly described in the Proxy Statement, Massey intends to offer its employees (other than Don L. Blankenship) who hold Options the opportunity to surrender their Options in exchange for a cash payment. In the event that a holder of an Option elects to surrender his or her Options, such Option holder will be entitled to an amount equal to one-third of the present value of that person's Options as calculated using the Black-Scholes option value methodology (the "Cash Payment"). If accepted by an Option holder, the Cash Payment obligation would be payable over three equal annual installments with the first installment of the Cash Payment paid on the first anniversary of the Distribution Date, subject to forfeiture to the extent the option holder's employment with Parent terminates for a reason other than retirement or permanent disability prior to the date an installment is to be paid. New Fluor agrees that it shall be responsible for the Cash Payment to any Massey Option holders who elect to surrender their Options as described above subject to the following: (i) within sixty (60) days following the Distribution Date, Massey shall deliver to New Fluor a list of its Option holders who have elected to surrender their Options, the amount of Options surrendered and, subject to New Fluor's reasonable approval, the

Black Scholes value of the Options surrendered; (ii) Massey's Option surrender program shall be identical to that which is described in the Proxy and to the extent of any deviation therefrom which results in increased or accelerated liability to New Fluor, Massey shall bear any such liability; and (iii) as and when a portion of the Cash Payment is due to Massey employees who elected to surrender Options, Massey will invoice New Fluor for the amounts so due, such invoice not due and payable earlier than the payment date for the applicable portion of the Cash Payment.

          (b) Pursuant to that certain Amendment to Employment Agreement (the "Blankenship Amendment"), Fluor, Massey, New Fluor and Don L. Blankenship ("Blankenship") have agreed to modify the terms of Blankenship's existing Employment Agreement and Special Successor Development and Retention Program Agreement. New Fluor agrees that to the extent that under the Blankenship Amendment cash payments are due to Blankenship following the Distribution, Massey will make all such cash payments provided that within ten (10) days following receipt of invoice from Massey indicating that such cash payments have been paid to Blankenship, New Fluor will reimburse Massey for such cash payments made to Blankenship. Notwithstanding the preceding, in the event that Blankenship elects to defer any such cash payments due under the Blankenship Amendment by electing to place such cash payments in a deferred compensation program maintained by Massey ("Deferred Amounts"), and to the extent that such Deferred Amounts are placed in a Rabbi Trust maintained by Massey, within ten
(10) days following New Fluor's receipt of a statement that Massey has funded the Rabbi Trust with the Deferred Amounts (which invoice shall specify the amount so funded, not to exceed $2,778,700), New Fluor shall pay to Massey the amounts set forth in such invoice.

          Section 10.02.  Notices.  All notices and communications under this
                          -------
Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given (i) when delivered, if delivered in person, or
(ii) two days following the date on which the notice or communication is sent, if sent by first class mail or by other commercially reasonable means of written communication (including delivery by an internationally recognized courier service) addressed as follows:

          If to Massey, to:

          Massey Energy Company
          Four North 4th Street
          Richmond, Virginia  23219
          Attention: General Counsel

          If to New Fluor, to:
          Fluor Corporation
          One Enterprise Drive
          Aliso Viejo, California  92656-2606
          Attention: General Counsel

Any party may, by written notice so delivered to the other party, change the address to which delivery of any notice shall thereafter be made.

          Section 10.03.  Amendment and Waiver.  This Agreement may not be
                          --------------------
altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

          Section 10.04.  Counterparts.  This Agreement may be executed in any
                          ------------
number of counterparts, each of which shall be deemed an original instrument, but all of which together. shall constitute but one and the same Agreement.

          Section 10.05.  Governing Law.  This Agreement and the transactions
                          -------------
contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of New York without reference to choice of law principles.

          Section 10.06.  Consent to Jurisdiction.  Each of the parties hereto
                          -----------------------
hereby irrevocably submits to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in New York County in any action or proceeding arising out of or relating to this Agreement, and irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in any such United States Federal or New York State court. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if for jurisdictional reasons such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by United States registered mail to such party's respective address set forth in Section 10.02 shall be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Supreme Court of the State of New York, New York County or (b) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 10.07.  Entire Agreement.  This Agreement and the Tax Sharing
                          ----------------
Agreement constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Tax Sharing Agreement, the provisions of the Tax Sharing Agreement shall prevail.

          Section 10.08.  Parties in Interest.  Neither party hereto may assign
                          -------------------
its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 3.03, nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than the parties hereto.

          Section 10.09.  Attorneys' Fees.  Subject to Section 4.03, in the
                          ---------------
event any party to this Agreement brings an action or proceeding for the breach or enforcement of this Agreement, the prevailing party in such action or proceeding, whether or not such action or proceeding proceeds to final judgment, shall be entitled to recover as an element of its costs, and not as damages, such reasonable attorneys' fees as may be awarded in the action, proceeding or appeal in addition to whatever other relief the prevailing party may be entitled. For purposes of this Section, the "prevailing party" shall be the party who is entitled to recover its costs; a party not entitled to recover its costs shall not recover attorneys' fees.

          IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be duly executed and delivered as of the date and year first written above.

                                    FLUOR CORPORATION,
                                    a Delaware corporation incorporated in 1978
                                    (to be renamed Massey Energy Company on the Distribution Date)

                                    By: __________________________
                                    Name:
                                    Title:

                                    FLUOR CORPORATION

                                    a Delaware corporation incorporated in 2000

                                    By: __________________________
                                    Name:
                                    Title: